SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: February 25, 2003

IA Global, Inc.

(Exact Name of
Registrant as specified in Charter)

Delaware
1-15863
13-4037641

(State or other jurisdiction of
(Commission File No.)
(IRS Employer

incorporation)

Identification Number)

533   Airport
Boulevard, Suite 400, Burlingame, CA                                                                                94010

         (Address of principal executive offices)                                                                                                (Zip Code)

Registrant's telephone number,
including area code:        (650) 685-2403

____________________________________________________________________________________________________________________________________

Item 2. Acquisition or Disposition
of Assets

        On
February 10, 2003, we acquired approximately 76.9% of the outstanding common stock of
IAccele Co., Ltd., a privately held Japanese corporation engaged in the business of providing an internet data transmission acceleration service that targets narrowband users, for 100.0 million Japanese Yen, or approximately $825,000 based on the Japanese
Yen/US dollar exchange rate on that date.

        In
order to finance this purchase, we borrowed 100.0 million Japanese Yen from PBAA Fund
Ltd., a British Virgin Islands limited liability company.  The principal amount of this loan, together with interest thereon at 4.50 percent per annum, is due and payable on
January 31, 2004.  We may defer payment of the principal amount of this loan, but not accrued interest, for one additional year with the consent of PBAA.  We may prepay all or specified minimum portions of this loan at any time after March 31, 2003 upon payment of certain prepayment penalties.

        If
this loan is not repaid by January 31, 2004, PBAA will be afforded the right to convert any portion of the then unpaid principal amount of the loan, as well as any then accrued but unpaid interest thereon, into shares of our common stock at a per share conversion price equal to the Japanese Yen equivalent of 80% of the average of the US dollar closing price of our common stock on the American Stock Exchange in the 20 consecutive trading days immediately prior to the date upon which PBAA gave us notice of conversion, or, if our common stock is not then traded on the American Stock Exchange, the closing bid price for our common stock as reported by the Nasdaq Stock Market or such other primary exchange or stock bulletin board on which our common stock is then traded.  By way of illustration, had such conversion occurred on February 10, 2003, PBAA would have received
7,335,145 shares of our common stock which, when added to those shares currently beneficially owned by PBAA and its affiliates would increase their collective ownership of our common stock to approximately 81.3%.

        IAccele
intends to use 75.0 million of the 100.0 million Japanese Yen that it received from us to partially repay a contractual obligation of 150.0 million Japanese Yen, since reduced by
IAccele's payment of 30.0 million Japanese Yen, that it owes to InfoShowerX, a Japanese public company, which was incurred by IAccele in connection with a December 2002 reorganization by which IAccele, previously an unincorporated operating division of
InfoShowerX, acquired the division's assets from InfoShowerX and became a stand-alone corporation. IAccele is required to repay this contractual obligation to InfoShowerX in its entirety by the end of April 2003.  InfoShowerX has agreed to indemnify us for any damages that may result from representations and warranties made to us by IAccele to acquire our equity interest thereon.

        Inter
Asset Japan LBO No. 1 Fund, a Japanese limited partnership, together with PBAA and another affiliated entity, are the majority owners of our equity capital.  Certain other entities, also affiliated with Inter Asset Japan, own a significant equity position in
InfoShowerX, and InfoShowerX has outstanding indebtedness owed to Inter Asset Japan.  A portion of the payment that InfoShowerX expects to receive from IAccele, noted above, may be used to repay some or all of its indebtedness to Inter Asset Japan.

Item 7.   Financial Statements, Pro
Forma Financial Information and Exhibits.

(a)        Financial Statements *

(b)        Pro Forma Financial
Information *

(c)        Exhibits:

Exhibit  No.
                        Description

2.1
Investment
Agreement, dated as of February 10, 2003, between IA Global, Inc. and IAccele
Co., Inc.

2.2
Indemnification
Agreement, dated as of February 10, 2003, among IA Global, Inc., IAccele
Co., Inc. and InfoShowerX Co., Ltd.

2.3
Intercompany
Loan Agreement, dated as of January 31, 2003, between IA Global, Inc. and
PBAA Fund Ltd.

99.1
Press
Release dated February 25, 2002

*

Our provision within 15 days after this acquisition transaction of historical financial statements of IAccele and pro forma financial information relating to this transaction, as prescribed by Regulation S-X, promulgated by the Securities and Exchange Commission, is impracticable. We will file such historical financial statements and pro forma financial information no later than 75 days after this acquisition transaction.

SIGNATURE

        Pursuant
to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:      February 25, 2003

IA
Global, Inc. (Registrant)
 BY: /S/ Alan Margerison ——————————————
Alan Margerison President and
                                                                        Chief Executive Officer

EXHIBIT INDEX

    Exhibit   No.
                                                  Description

2.1

Investment
Agreement, dated as of February 10, 2003, between IA Global, Inc. and IAccele
Co., Inc.

2.2

Indemnification
Agreement, dated as of February 10, 2003, among IA Global, Inc., IAccele
Co., Inc. and InfoShowerX Co., Ltd.

2.3

Intercompany
Loan Agreement, dated as of January 31, 2003, between IA Global, Inc. and
PBAA Fund Ltd.

99.1

Press
Release dated February 25, 2002